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                                                                       Exhibit 1


                             Joint Filing Agreement


      The undersigned parties hereby agree that the Schedule 13D filed herewith (and any amendments thereto) relating to the Common Stock of Onvia.com, Inc. is being filed jointly on behalf of each of them with the Securities and Exchange Commission pursuant to Section 13(d) of the Securities Act of 1934, as amended.




Dated September 24, 2003                 INTERNET CAPITAL GROUP, INC.


                                         By: /s/ Suzanne L. Niemeyer
                                             -----------------------------------
                                         Suzanne L. Niemeyer
                                         Managing Director, General Counsel &
                                         Secretary


Dated September 24, 2003                 ICG HOLDINGS, INC.


                                         By: /s/ Suzanne L. Niemeyer
                                             -----------------------------------
                                         Suzanne L. Niemeyer
                                         Vice President and Secretary

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